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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm



Catuity, Inc.
Detroit, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 17, 2005, relating to the consolidated financial statements and schedule of Catuity, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.



BDO Seidman, LLP
Troy, Michigan


September 23, 2005